EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
NOT FILED PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934
In connection with the quarterly report of Patterson-UTI Energy, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), William Andrew Hendricks, Jr., Chief Executive Officer, and C. Andrew Smith, Chief Financial Officer, of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:
(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission upon request. The foregoing is being furnished solely pursuant to said Section 906 and Rule 13a-14(b) promulgated under the Securities Exchange Act of 1934, as amended, and is not being filed as part of the Report or as a separate disclosure document.

/s/ William Andrew Hendricks, Jr.
William Andrew Hendricks, Jr.
Chief Executive Officer
April 29, 2025

/s/ C. Andrew Smith
C. Andrew Smith
Chief Financial Officer
April 29, 2025